Exhibit 10.1

EXECUTION COPY

EXCHANGE AGREEMENT

among

GKK CAPITAL LP,

GRAMERCY INVESTMENT QRS CORP.,

TABERNA CAPITAL MANAGEMENT, LLC,

TABERNA PREFERRED FUNDING II, LTD.,

TABERNA PREFERRED FUNDING V, LTD.,

TABERNA PREFERRED FUNDING VII, LTD.

and

TABERNA PREFERRED FUNDING VIII, LTD.

Dated as of October 15, 2009

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT, dated as of October 15, 2009 (this “Agreement”), is entered into by and among GKK CAPITAL LP, a Delaware limited partnership (the “Company”), GRAMERCY INVESTMENT QRS CORP., a Delaware corporation (“QRS”), TABERNA CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“Taberna”), TABERNA PREFERRED FUNDING II, LTD. (“Taberna II”), TABERNA PREFERRED FUNDING V, LTD. (“Taberna V”), TABERNA PREFERRED FUNDING VII, LTD. (“Taberna VII”) and TABERNA PREFERRED FUNDING VIII, LTD. (“Taberna VIII”, and together with Taberna II, Taberna V and Taberna VII, collectively, the “Holders”).

RECITALS:

A.            Reference is made to that certain Junior Subordinated Indenture, dated as of January 30, 2009, between the Company and The Bank of New York Mellon Trust Company, National Association (“BNYM”), as Trustee (the “Trustee”), as amended by that certain Supplemental Indenture, dated as of October 14, 2009 (collectively, the “Indenture”), pursuant to which the Company issued, inter alia, the following junior subordinated notes (collectively, the “Gramercy Notes”):

(i) Junior Subordinated Note due 2035 in the original principal amount of $37,500,000 issued by the Company to Taberna II (“Note 1”).

(ii) Junior Subordinated Note due 2035 in the original principal amount of $25,000,000 issued by the Company to Taberna V (“Note 4”).

(iii) Junior Subordinated Note due 2035 in the original principal amount of $10,000,000 issued by the Company to Taberna VII (“Note 5”).

(iv) Junior Subordinated Note due 2035 in the original principal amount of $25,000,000 issued by the Company to Taberna VIII (“Note 6”).

B.            QRS is the owner of certain CRE CDO notes from GKKRE 2005-1, GKKRE 2006-1 and GKKRE 2007-1 set forth on Schedule I hereto (the “Replacement Securities”).

C.            On the terms and subject to the conditions set forth in this Agreement, the Company, QRS, Taberna and the Holders have agreed to exchange the Gramercy Notes for the Replacement Securities.

NOW, THEREFORE, in consideration of the mutual agreements and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

1.             Definitions.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, 11 U.S.C. §§101 et seq., as amended.

“Benefit Plan” means an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, a “plan” as defined in Section 4975 of the Code or any entity whose assets include (for purposes of U.S. Department of Labor Regulations Section 2510.3-101 or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BNYM” has the meaning set forth in the Recitals.

“CDO Trustee” has the meaning set forth in Section 2(b)(i).

“Closing Date” has the meaning set forth in Section 2(b).

“Closing Room” has the meaning set forth in Section 2(b).

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated under it.

“Company” has the meaning set forth in the introductory paragraph hereof.

“Company Counsel” has the meaning set forth in Section 3(b).

“Equity Interests” means with respect to any Person (a) if such Person is a partnership, the partnership interests (general or limited) in a partnership, (b) if such Person is a limited liability company, the membership interests in a limited liability company and (c) if such Person is a corporation, the shares or stock interests (both common stock and preferred stock) in a corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated under it.

“Exchange” has the meaning set forth in Section 2(b).

“Exchange Act” has the meaning set forth in Section 4(i).

“Governmental Entities” has the meaning set forth in Section 4(n).

“Gramercy Notes” has the meaning set forth in the Recitals.

“Holders” has the meaning set forth in the introductory paragraph hereof.

“Indemnified Party” has the meaning set forth in Section 9(a).

“Indemnified Parties” shall have the correlative meaning.

“Indenture” has the meaning set forth in the Recitals.

“Investment Company Act” has the meaning set forth in Section 4(i).

“Lien” has the meaning set forth in Section 4(n).

“Material Adverse Effect” means a material adverse effect on the condition (financial or otherwise), earnings, business, liabilities or assets of the Company, QRS or any of their respective subsidiaries taken as a whole.

“Note 1” has the meaning set forth in the Recitals.

“Note 4” has the meaning set forth in the Recitals.

“Note 5” has the meaning set forth in the Recitals.

“Note 6” has the meaning set forth in the Recitals.

“Operative Documents” means this Agreement and the Replacement Securities.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, company, limited liability company, trust, unincorporated association or government, or any agency or political subdivision thereof, or any other entity of whatever nature.

“QRS” has the meaning set forth in the introductory paragraph hereof.

“Regulation D” has the meaning set forth in Section 4(g).

“Repayment Event” has the meaning set forth in Section 4(n).

“Replacement Securities” has the meaning set forth in the Recitals.

“Rule 144A(d)(3)” has the meaning set forth in Section 4(i).

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§77a et seq., as amended, and the rules and regulations promulgated under it.

“Taberna” has the meaning set forth in the introductory paragraph hereof.

“Taberna II” has the meaning set forth in the introductory paragraph hereof.

“Taberna V” has the meaning set forth in the introductory paragraph hereof.

“Taberna VII” has the meaning set forth in the introductory paragraph hereof.

“Taberna VIII” has the meaning set forth in the introductory paragraph hereof.

“Taberna Transferred Rights” means any and all of the Holders’ right, title, and interest in, to and under the Gramercy Notes, together with the following:

(i)            the Indenture;

(ii)           all amounts payable to the Holders under the Gramercy Notes or the Indenture, excluding, however, amounts payable on account of interest for the period commencing on the most recent interest payment date under the Gramercy Notes and continuing through and including the Closing Date;

(iii)          all claims (including “claims” as defined in Bankruptcy Code §101(5)), suits, causes of action, and any other right of the Holders, whether known or unknown, against the Company, QRS or any of their respective affiliates, agents, representatives, contractors, advisors, or any other entity that in any way is based upon, arises out of or is related to any of the foregoing, including all claims (including contract claims, tort claims, malpractice claims, and claims under any law governing the exchange of, purchase and sale of, or indentures for, securities), suits, causes of action, and any other right of the Holders against any attorney, accountant, financial advisor, or other entity arising under or in connection with the Gramercy Notes or the Indenture or the transactions related thereto or contemplated thereby;

(iv)          all cash, securities, or other property, and all setoffs and recoupments, to be received, applied, or effected by or for the account of the Holders under the Gramercy Notes, other than fees, costs and expenses payable to Taberna or the Holders hereunder and all cash, securities, interest, dividends, and other property that may be exchanged for, or distributed or collected with respect to, any of the foregoing; and

(v)           all proceeds of the foregoing.

“Trustee” has the meaning set forth in the Recitals.

2.             Exchange of the Gramercy Notes for the Replacement Securities.

(a)           QRS agrees to deliver the Replacement Securities to the Holders and has requested that the Holders accept such Replacement Securities in exchange for the Gramercy Notes, and the Holders hereby accept the Replacement Securities in exchange for the Gramercy Notes upon the terms and conditions set forth herein.

(b)           The closing of the exchange contemplated herein shall occur at the offices of Dechert LLP in New York, New York (the “Closing Room”), or such other place as the parties hereto and the Trustee shall agree, at 11:00 a.m. New York time, on October 15, 2009 or such later date as the parties may agree (such date and time of delivery the “Closing Date”). The parties hereto hereby agree that the exchange (the “Exchange”) will occur in accordance with the following requirements:

(i)            Taberna (as collateral manager for each of the Holders) shall have delivered issuer orders instructing each trustee (in each such capacity, a “CDO Trustee”) under the applicable indenture pursuant to which such CDO Trustee serves as trustee for the holder of the Gramercy Notes to exchange the applicable Gramercy Notes for the applicable Replacement Securities and to deliver the applicable Gramercy Notes to the Trustee for reissuance in the name of the Company.

(ii)           The Gramercy Notes shall have been delivered to the Closing Room, copies of which shall have previously been made available for inspection, if so requested.

(iii)          QRS shall have transferred the Replacement Securities to each applicable CDO Trustee via the Depository Trust Company to hold for the benefit of each Holder as set forth in Schedule II.

(iv)          The Trustee shall have obtained the Gramercy Notes and shall, upon receipt of all necessary transfer documentation, promptly thereafter, reissue them in the name of the Company.

(v)           Simultaneously with the occurrence of the events described in subsections (iii) and (iv) hereof, (A) the Holders of the Gramercy Notes irrevocably transfer, assign, grant and convey the related Taberna Transferred Rights to the Company and the Company accepts the Gramercy Notes and the Taberna Transferred Rights and (B) each Holder shall be entitled to all of the rights, title and interest of a Holder of the Replacement Securities, in accordance with their respective ownership interests, under the terms of the Replacement Securities and any other Operative Document.

(vi)          Taberna shall have paid to the Trustee all of such party’s legal fees, costs and other expenses in connection with the Exchange, and the Company shall have paid all other accrued and unpaid fees, costs and expenses under the Indenture, if any.

(vii)         The Company shall have paid to the Trustee, for application upon the Gramercy Notes and for distribution to the applicable Holders holding such Gramercy Notes pursuant to the terms of the Indenture, all accrued interest for the period commencing on the most recent interest payment date under the Gramercy Notes and continuing through and including the Closing Date.

(c)           Taberna and the Holders agree that, with respect to each Replacement Security, within three (3) business days of the receipt of the first interest payment following the Closing Date in relation to such Replacement Security (the “Replacement Security Interest Payment”), the Holders shall pay to the Company a pro rated portion of such Replacement Security Interest Payment equal to (A) the Replacement Security Interest Payment multiplied by (B) a fraction, the numerator of which is the number of days in the period commencing on the most recent interest payment date prior to the Closing Date with respect to such Replacement Security and continuing through and including the Closing Date, and the denominator of which is the number of days in the period commencing on the most recent interest payment date prior to the Closing Date with respect to such Replacement Security until the next interest payment date.

3.             Conditions Precedent.  The obligations of the parties under this Agreement are subject to the following conditions precedent:

(a)           The representations and warranties contained herein shall be accurate as of the date of delivery of the Replacement Securities.

(b)           Clifford Chance US LLP, counsel for the Company and QRS (the “Company Counsel”), shall have delivered an opinion, dated the Closing Date, addressed to each Holder, Taberna and their successors and assigns and to the Trustee, in substantially the form set out in Exhibit A hereto.  In rendering its opinion, the Company Counsel may rely as to factual matters upon certificates or other documents furnished by officers, directors and trustees of QRS and the Company and by government officials and by and upon such other documents as such counsel may, in its reasonable opinion, deem appropriate as a basis for the Company Counsel’s opinion; provided, however, that copies of any such certificates or documents are delivered to the Holders.  The Company Counsel may specify the jurisdictions in which it is admitted to practice and that it is not admitted to practice in any other jurisdiction and is not an expert in the law of any other jurisdiction.  Such Company Counsel opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

(c)           Prior to the Closing Date, each party hereto shall furnish such further information, certificates and documents to each other party as such other party or its counsel may reasonably request.

If any of the conditions specified in this Section 3 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions, certificates and documents mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Holders, Taberna or their counsel, this Agreement and any obligations of Taberna and the Holders hereunder, whether as holders of the Gramercy Notes or as prospective Holders of the Replacement Securities, may be canceled at, or at any time prior to, the Closing Date by Taberna or the Holders. Notice of such cancellation shall be given to the Company and QRS in writing or by telephone and confirmed in writing, or by e-mail or facsimile.

Each certificate signed by any officer of the Company or QRS and delivered to the Holders or the Holders’ counsel in connection with the Exchange and the transactions contemplated hereby and thereby shall be deemed to be a representation and warranty of the Company or QRS and not by such officer in any individual capacity.

4.             Representations and Warranties of the Company and QRS. Each of the Company and QRS, for itself (unless otherwise indicated below), represents and warrants to, and agrees with Taberna and the Holders as follows:

(a)           It (i) is duly organized and validly existing under the laws of its jurisdiction of organization or incorporation, (ii) is in good standing under such laws and (iii) has full power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Documents.

(b)           It is an “accredited investor” as defined in Rule 501 under the Securities Act. Without characterizing the Gramercy Notes or any of the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it is not acquiring the Gramercy Notes or the Taberna Transferred Rights with a view towards the sale or distribution thereof in violation of the Securities Act.

(c)           Neither the Replacement Securities nor the Exchange is or may be void or voidable as an actual or constructive fraudulent transfer or as a preferential transfer.

(d)           It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon Taberna, any Holder or the Trustee or any of their affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon Taberna’s and the Holders’ express representations, warranties, covenants and agreements in this Agreement.  It acknowledges that none of Taberna, any Holder or the Trustee or any of their affiliates has given it any investment advice, credit information or opinion on whether the Exchange is prudent.

(e)           It has not engaged any broker, finder or other entity acting under the authority of it or any of its affiliates that is entitled to any broker’s commission or other fee in connection with the transaction for which Taberna, any Holder, Trustee or any of their affiliates could be responsible.

(f)            No interest in the Taberna Transferred Rights is being acquired by or on behalf of an entity that is, or at any time while the Taberna Transferred Rights are held thereby will be, one or more Benefit Plans.

(g)           Neither it nor any of its “Affiliates” (as defined in Rule 501 (b) of Regulation D (“Regulation D”) under the Securities Act (as defined below)), nor any person acting on its or their behalf, has, directly or indirectly, made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of any of the Replacement Securities under the Securities Act; provided that it does not make any representations as to any action taken by an Indemnified Party.

(h)           Neither it nor any of its Affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of any of the Replacement Securities provided, that it does not make any representations as to any action taken by an Indemnified Party.

(i)            The Replacement Securities (a) are not and have not been listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or quoted on a U.S. automated inter-dealer quotation system and (b) are not of an open-end investment company, unit investment trust or face-amount certificate company that are, or are required to be, registered under Section 8 of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Replacement Securities otherwise satisfy the eligibility requirements of Rule 144A(d)(3) promulgated pursuant to the Securities Act (“Rule 144A(d)(3)”).

(j)            Neither it nor any of its Affiliates, nor any person acting on its or their behalf, has engaged, or will engage, in any “directed selling efforts” within the meaning of Regulation S under the Securities Act with respect to the Replacement Securities.

(k)           It is not, and immediately following consummation of the transactions contemplated hereby, will not be, an “investment company” or an entity “controlled” by an

“investment company,” in each case within the meaning of Section 3(a) of the Investment Company Act.

(l)            This Agreement and the consummation of the transactions contemplated herein have been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it, and, assuming due authorization, execution and delivery by Taberna, the Holders and/or the Trustee, as applicable, will be a legal, valid and binding obligations of it enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(m)          QRS is the owner of the Replacement Securities free and clear of any pledge, mortgage, hypothecation, lien, charge, encumbrance or any security interest therein, or adverse claims of title (in accordance with Section 9-330(d) of the UCC); QRS has not assigned or otherwise transferred the Replacement Securities; and QRS has the power and authority to transfer the Replacement Securities.

(n)           Neither the exchange of the Replacement Securities for the Gramercy Notes, nor the execution and delivery of and compliance with the Operative Documents by the Company or QRS, nor the consummation of the transactions contemplated herein or therein, (i) will conflict with or constitute a violation or breach of (x) the charter or bylaws or similar organizational documents of it or any of its subsidiaries or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental authority, agency or instrumentality or court, domestic or foreign, having jurisdiction over it or any of its subsidiaries or their respective properties or assets (collectively, the “Governmental Entities”), (ii) will conflict with or constitute a violation or breach of, or a default or Repayment Event (as defined below) under, or result in the creation or imposition of any pledge, security interest, claim, lien or other encumbrance of any kind (each, a “Lien”) upon any property or assets of it or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which (A) it or any subsidiary is a party or by which it or any of them may be bound, or (B) to which any of the property or assets of any of them is subject, or any judgment, order or decree of any court, Governmental Entity or arbitrator, except, in the case of clause (i)(y) or this clause (ii), for such conflicts, breaches, violations, defaults, Repayment Events (as defined below) or Liens which (X) would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents and (Y) would not, singly or in the aggregate, have a Material Adverse Effect or (iii) will require the consent, approval, authorization or order of any court or Governmental Entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by it or any of its subsidiaries prior to its scheduled maturity. Notwithstanding the foregoing, solely for purposes of subclause (ii) above, no conflict, breach, violation, default, Repayment Event, Lien or Material Adverse Effect will be deemed to have occurred unless (a) acknowledged by it or (b) adjudicated by a court of competent jurisdiction.

(o)           All of the information provided to Taberna and the Holders in connection with the Exchange is true, complete and accurate in all material respects.

(p)           There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to the knowledge of it after due inquiry, threatened against or affecting it or any of its subsidiaries, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents or have a Material Adverse Effect; and the aggregate of all pending legal or governmental proceedings to which it or any of its subsidiaries is a party or of which any of their respective properties or assets is subject, including ordinary routine litigation incidental to the business, are not expected to result in a Material Adverse Effect.

(q)           No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by it of its obligations under the Operative Documents, as applicable, or the consummation by it of the transactions contemplated by the Operative Documents.

Except as expressly stated in the Operative Documents or any of the other documents delivered by the company in connection herewith, neither the Company nor QRS makes any representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Gramercy Notes, the Indenture or any other matter.

5.             Representations and Warranties of the Holders.  Each of the Holders, for itself, represents and warrants to, and agrees with, the Company and QRS as follows:

(a)           It is a company duly formed, validly existing and in good standing under the laws of the jurisdiction in which it is organized with all requisite power and authority to execute, deliver and perform under Operative Documents to which it is a party, to make the representations and warranties specified herein and therein and to consummate the transactions contemplated in the Operative Documents.

(b)           This Agreement and the consummation of the transactions contemplated herein has been duly authorized by it and, on the Closing Date, will have been duly executed and delivered by it and, assuming due authorization, execution and delivery by the Company, QRS, Taberna and the Trustee of the Operative Documents to which each is a party, will be a legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity.

(c)           No filing with, or authorization, approval, consent, license, order registration, qualification or decree of, any Governmental Entity or any other Person, other than those that have been made or obtained, is necessary or required for the performance by such Holder of its obligations under this Agreement or to consummate the transactions contemplated herein.

(d)           Neither the exchange of the Replacement Securities for the Gramercy Notes, nor the execution and delivery of and compliance with this Agreement by Taberna or the Holders, nor the consummation of the transactions contemplated herein or therein, conflict with, or will result in a violation or breach of or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, the terms, conditions or provisions of any contract or other instrument of any kind to which Taberna or the Holders is now a party or by which Taberna or the Holders may be bound or affected.

(e)           It is a “Qualified Holder” as such term is defined in Section 2(a)(51) of the Investment Company Act.

(f)            Taberna II is the legal and beneficial owner of Note 1 and the related Taberna Transferred Rights and shall deliver Note 1 free and clear of any Lien created by such Holder.

(g)           Taberna V is the legal and beneficial owner of Note 4 and the related Taberna Transferred Rights and shall deliver Note 4 free and clear of any Lien created by such Holder.

(h)           Taberna VII is the legal and beneficial owner of Note 5 and the related Taberna Transferred Rights and shall deliver Note 5 free and clear of any Lien created by such Holder.

(i)            Taberna VIII is the legal and beneficial owner of Note 6 and the related Taberna Transferred Rights and shall deliver Note 6 free and clear of any Lien created by such Holder.

(j)            There is no action, suit or proceeding before or by any Governmental Entity, arbitrator or court, domestic or foreign, now pending or, to its knowledge, threatened against or affecting it, except for such actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, adversely affect the consummation of the transactions contemplated by the Operative Documents.

(k)           The outstanding principal amount of its respective Gramercy Note is the face amount as set forth in such Gramercy Note.

(l)            It is aware that the Replacement Securities have not been and will not be registered under the Securities Act and may not be offered or sold within the United States or to “U.S. persons” (as defined in Regulation S under the Securities Act) except in accordance with Rule 903 of Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act.

(m)          It is an “accredited investor,” as such term is defined in Rule 501 (a) of Regulation D under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of exchanging the Gramercy Notes for the Replacement Securities. Without characterizing the Gramercy Notes or the Taberna Transferred Rights as a “security” within the meaning of applicable securities laws, it has not made any offers to sell, or solicitations of any offers to buy, all or any portion of the Gramercy Notes or Taberna Transferred Rights in violation of any applicable securities laws.

(n)           Neither it nor any of its Affiliates, nor any person acting on its or its Affiliate’s behalf has engaged, or will engage, any form of “general solicitation or general advertising” (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Replacement Securities.

(o)           It understands and acknowledges that (i) no public market exists for any of the Replacement Securities and that it is unlikely that a public market will ever exist for the Replacement Securities, (ii) such Holder is purchasing the Replacement Securities for its own account, for investment and not with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act or other applicable securities laws, subject to any requirement of law that the disposition of its property be at all times within its control and subject to its ability to resell such Replacement Securities pursuant to an effective registration statement under the Securities Act or pursuant to an exemption therefrom or in a transaction not subject thereto, and (iii) it has had the opportunity to ask questions of, and receive answers and request additional information from, the Company and is aware that it may be required to bear the economic risk of an investment in the Replacement Securities.

(p)           It has not engaged any broker, finder or other entity acting under its authority that is entitled to any broker’s commission or other fee in connection with this Agreement and the consummation of transactions contemplated in this Agreement for which the Company or QRS could be responsible.

(q)           It (i) is a sophisticated entity with respect to the Exchange, (ii) has such knowledge and experience, and has made investments of a similar nature, so as to be aware of the risks and uncertainties inherent in the Exchange and (iii) has independently and without reliance upon the Company or QRS or any of their respective affiliates, and based on such information as it has deemed appropriate, made its own analysis and decision to enter into this Agreement, except that it has relied upon the Company’s and QRS’s express representations, warranties, covenants and agreements in the Operative Documents and the other documents delivered by the Company and QRS in connection therewith.

Except as expressly stated in this Agreement, the Holders make no representations or warranties, express or implied, with respect to the Exchange, the Taberna Transferred Rights, the Gramercy Notes, the Indenture, or any other matter.

6.             Covenants and Agreements of the Company and QRS. Each of the Company and QRS, for itself, agrees with Taberna and the Holders as follows:

(a)           It has taken all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 4 hereof to be true as of the Closing Date and after giving effect to the Exchange.

(b)           It will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, directly or indirectly, make offers or sales of any security, or solicit offers to buy any security, under circumstances that would require the registration of any of the Replacement Securities under the Securities Act.

(c)           It will not, and will not permit any of its Affiliates or any person acting on its or their behalf to, engage in (i) any form of “general solicitation or general advertising” (within the meaning of Regulation D), or (ii) any “directed selling efforts” within the meaning of Regulation S under the Securities Act, in connection with any offer or sale of any of the Replacement Securities.

(d)           So long as any of the Replacement Securities are outstanding, (i) the Replacement Securities shall not be listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system and (ii) it shall not be an open-end investment company, unit investment trust or face-amount certificate company that is, or is required to be, registered under Section 8 of the Investment Company Act, and, the Replacement Securities shall otherwise satisfy the eligibility requirements of Rule 144A(d)(3).

(e)           It will, during any period in which it or its general partner is not subject to and in compliance with Section 13 or 15(d) of the Exchange Act, or it or its general partner is not exempt from such reporting requirements pursuant to and in compliance with Rule 12g3-2(b) under the Exchange Act, provide to each Holder of the Replacement Securities, upon the request of such Holder, any information required to be provided by Rule 144A(d)(4) under the Securities Act. If it or its general partner is required to register under the Exchange Act, such reports filed in compliance with Rule 12g3-2(b) shall be sufficient information as required above. This covenant is intended to be for the benefit of the Holders.

(f)            It will not identify any of the Indemnified Parties (as defined below) in a press release or any other public statement without the prior written consent of such Indemnified Party.

7.             No Right to Future Exchanges.  The Company and QRS each acknowledge and agree that Taberna has no obligation to conduct a future exchange transaction with the Company or QRS with respect to (i) the Junior Subordinated Note due 2035 issued by the Company under the Indenture and held by Taberna Preferred Funding III, Ltd. or (ii) the Junior Subordinated Note due 2035 issued by the Company under the Indenture and held by Taberna Preferred Funding IV., Ltd.

8.             Payment of Expenses.  In addition to the obligations agreed to by the Company and Taberna under Section 2(b)(vi) herein, each of the parties hereto agree to pay all costs and expenses incident to the performance of their respective obligations under this Agreement, including, without limitation, the fees and expenses of their respective counsel, accountants and any other experts or advisors retained by them, whether or not the transactions contemplated herein are consummated or this Agreement is terminated.  Notwithstanding the foregoing, the Company and QRS agree to pay all costs and expenses incident to (i) the authorization, issuance, sale and delivery of the Replacement Securities and any taxes payable in connection therewith and (ii) the fees and all reasonable expenses of each CDO Trustee relating to the Exchange, including the fees and disbursements of counsel for each CDO Trustee.

9.             Indemnification.  (a) The Company and QRS, jointly and severally, agree to indemnify and hold harmless BNYM, the Holders, Taberna, Taberna Securities, LLC, and their respective affiliates (collectively, the “Indemnified Parties”), each person, if any, who controls any of the Indemnified Parties within the meaning of the Securities Act or the Exchange Act, and the Indemnified Parties’ respective directors, officers, employees and agents against any and all losses, claims, damages or liabilities, joint or several, to which the Indemnified Parties may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any information or documents provided by or on behalf of it, (ii) any omission or alleged omission to state a material fact required to be stated or necessary to make the statements contained in any information provided by it, in light of the circumstances under which they were made, not misleading, or (iii) the breach or alleged breach of any representation, warranty, or agreement of it contained herein, or (iv) the execution and delivery by it of the Operative Documents and actions taken by it to consummate the transactions contemplated herein and therein, and agrees to reimburse each such Indemnified Party, as incurred, for any legal or other expenses reasonably incurred by the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that it may otherwise have.  For avoidance of doubt, the Company and QRS shall not be obligated to indemnify or hold harmless any of the Indemnified Parties for any losses, claims, damages or liabilities (or actions in respect thereof) arising out of or based on (i) the execution and delivery of this Agreement by any of the Indemnified Parties and actions taken by them to consummate the transactions contemplated herein, or (ii) the breach or alleged breach of any representation, warranty, or agreement contained herein made by any of the Indemnified Parties.

(b)           Promptly after receipt by an Indemnified Party under this Section 9 of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under paragraph (a) above unless and to the extent that such failure results in the forfeiture by the indemnifying party of material rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) above. The Indemnified Parties shall be entitled to appoint one counsel to represent the Indemnified Parties in any action for which indemnification is sought. An indemnifying party may participate at its own expense in the defense of any such action; provided, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, unless an Indemnified Party elects to engage separate counsel because such Indemnified Party believes that its interests are not aligned with the interests of another Indemnified Party or that a conflict of interest might result. An indemnifying party will not, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Parties are actual or potential parties to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all liability arising out of such claim, action, suit or proceeding.

10.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company and QRS or its officers set forth in or made pursuant to this Agreement will remain in full force and effect and will survive the Exchange. The provisions of Sections 8 and 9 shall survive the termination or cancellation of this Agreement.

11.          Amendments.  This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement by each of the parties hereto.

12.          Notices.  All communications hereunder will be in writing and effective only on receipt, and will be mailed, delivered by hand or courier or sent by facsimile and confirmed or by any other reasonable means of communication, including by electronic mail, to the relevant party at its address specified below.

To Taberna
or the Holders:	Taberna Capital Management, LLC
450 Park Avenue, 11th Floor
New York, New York 10022
Attention: Raphael Licht
Facsimile: (215) 243-9039
Email: rlicht@raitft.com

With a copy to:	Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19014
Attention: Ralph R. Mazzeo, Esq.
Facsimile: (215) 655-2417
Email: ralph.mazzeo@dechert.com

To QRS
or the Company:	GKK Capital LP or Gramercy Investment QRS Corp., as applicable
420 Lexington Avenue
New York, New York 10170
Attn: Edward Matey
Facsimile: (212) 297-1090
Email: edward.matey@gkk.com

With a copy to:	Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
Attention: Larry Medvinsky, Esq.
Facsimile: (212) 878-8375
Email: larry.medvinsky@cliffordchance.com

13.          Successors and Assigns.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person other than the parties hereto and the affiliates, directors, officers, employees, agents and controlling persons referred to in Section 9 hereof and their successors, assigns, heirs and legal representatives, any right or obligation hereunder.  None of the rights or obligations of the

Company or QRS under this Agreement may be assigned, whether by operation of law or otherwise, without Taberna’s prior written consent.  The rights and obligations of the Holders and Taberna under this Agreement may be assigned by the Holders or Taberna without the Company’s or QRS’s consent; provided that the assignee assumes the obligations of any such Holders under this Agreement.

14.          Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW).

15.          Submission to Jurisdiction.  ANY LEGAL ACTION OR PROCEEDING BY OR AGAINST ANY PARTY HERETO OR WITH RESPECT TO OR ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN OR REMOVED TO THE COURTS OF THE STATE OF NEW YORK, IN AND FOR THE COUNTY OF NEW YORK, OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK (IN EACH CASE SITTING IN THE BOROUGH OF MANHATTAN). BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY ACCEPTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS (AND COURTS OF APPEALS THEREFROM) FOR LEGAL PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

16.          Counterparts and Facsimile. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement may be executed by any one or more of the parties hereto by facsimile.

17.          Entire Agreement.              This Agreement constitutes the entire agreement and understanding of the parties with respect to the matters and transactions contemplated by this Agreement and supersedes any prior agreement or understanding of the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been entered into as of the date first written above.

TABERNA PREFERRED FUNDING II, LTD.
TABERNA PREFERRED FUNDING V, LTD.
TABERNA PREFERRED FUNDING VII, LTD.
TABERNA PREFERRED FUNDING VIII, LTD.

By:	Taberna Capital Management, LLC, as Collateral Manager

	By:	/s/ Michael A. Fralin
Name: Michael A. Fralin
Title: Managing Director

TABERNA CAPITAL MANAGEMENT, LLC

By:	/s/ Michael A. Fralin
Name: Michael A. Fralin
Title: Managing Director

GRAMERCY INVESTMENT QRS CORP.

By:	/s/ Roger M. Cozzi
Name: Roger M. Cozzi
Title: Chief Executive Officer

GKK CAPITAL LP

By:	GRAMERCY CAPITAL CORP., its general partner

	By:	/s/ Roger M. Cozzi
Name: Roger M. Cozzi
Title: Chief Executive Officer